UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Compensatory Arrangements of Certain Officers

(d) As previously reported in a Form 8-K (the "Original 8-K") filed by Century Aluminum Company (the “Company”) on March 26, 2007, the Company's Board of Directors (the "Board") elected Peter Jones to serve as a director on March 20, 2007. The Original 8-K also reported that Mr. Jones would serve on the Board's Audit Committee. This Form 8-K/A amends the Original 8-K to report that, at the time of his appointment as director, Mr. Jones was also appointed to serve on the Board's Compensation Committee. As with his service on the Board’s Audit Committee, Mr. Jones' service on the Compensation Committee will begin at its next scheduled meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date:	April 13, 2007	By:	/s/ Robert R. Nielsen
Name: Robert R. Nielsen Title: Executive Vice President, General Counsel and Secretary